EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Aeolus Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John L. McManus, Principal Executive Officer of the Company, and Russell Skibsted, Principal Financial and Accounting Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: December 20, 2013

/s/ John L. McManus
John L. McManus
President and Chief Executive Officer
(Principal Executive Officer)

Date: December 20, 2013

/s/ David C. Cavalier
David C. Cavalier
Chairman, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

THIS CERTIFICATION “ACCOMPANIES” THE ANNUAL REPORT, IS NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (WHETHER MADE BEFORE OR AFTER THE DATE OF THE ANNUAL REPORT), IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.